AMENDMENT NO. 4 TO

                 LOAN AND SECURITY AGREEMENT

          This Amendment No. 4 to Loan and Security
Agreement (this "Amendment") is made as of the 2nd day of July, 1998 by and among each of the undersigned and amends that certain Loan and Security Agreement, dated as of November 27, 1996 (as amended by Amendment No. 1 dated as of February 28, 1997, Amendment No. 2 dated as of June 27, 1997, Amendment No. 3 dated as of November 1, 1997 and by this Amendment, the "Loan Agreement"), among the financial institutions listed on the signature pages thereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), NationsBank of Texas, N.A., as the L/C Issuer and as co-syndication agent for the Lenders, Credit Agricole Indosuez, as co-agent for the Lenders, Consolidated Freightways Corporation of Delaware, a Delaware corporation, (the "Borrower"), Consolidated Freightways Corporation (the "Parent"), Leland James Service Corporation ("Leland") and Redwood Systems, Inc. ("Redwood"). Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

                          RECITALS

     A. The Borrower has requested that certain provisions of the Loan Agreement be amended as more fully described below.

     B. On the terms and subject to the conditions set forth in this Amendment, the parties to the Loan Agreement have agreed to amendments to the Loan Agreement, including, without limitation, (i) a reduction of the Total Facility from $225,000,000 to $150,000,000, (ii) a reduction of the interest rate payable on Revolving Loans, (iii) a reduction of the Letter of Credit Fee, (iii) a reduction of the Unused Line Fee, (iv) elimination of the early termination fee, (v) release of all Revenue Equipment from the Agent's Liens,
(vi) modifications to the requirement of weekly delivery of Borrowing Base Certificates, (vii) modifications to various financial covenants, and (viii) various modifications relating to or corresponding to the foregoing, all as set forth more fully below.

                          AGREEMENT

     In consideration of the foregoing, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

                          ARTICLE 1
          AMENDMENTS TO LOAN AND SECURITY AGREEMENT

     1.1 Amendments to Section 1.1 - Definitions. Each of the following definitions set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "`Availability' means at any time the lesser of:

              (a) the Total Facility or

              (b) the Net Amount of Eligible Accounts
     multiplied by the Account Advance Rate;

     Less, in the case of each of (a) and (b) above, the sum of (without duplication of amounts which have become ineligible):

                (A) the Aggregate Revolver Outstandings;

                (B) following the occurrence and during
     the continuance of any Event of Default, reserves for accrued interest on the Obligations;

                (C) the Environmental Compliance Reserve;

                (D) ACH Settlement Risk Reserve; and

                (E) all other reserves which the Agent
     deems necessary or desirable in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower."

          "`Borrowing Base Certificate' means the
     certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) which (a) is required to be delivered pursuant to Section 6.7 (it being understood and agreed that if such certificate is required to be delivered on a weekly basis, information included therein with respect to the Accounts will be updated weekly, and that other information included therein with respect to Accounts of the type described in Accounts Dilution Rate will be updated as of the end of each month), (b) sets forth the calculation of the Availability, including a calculation of each component thereof, and is dated, as of the close of business on the last Business Day of the month (or the last Business Day of the week, if applicable) covered by the certificate, and (c) if required to be delivered weekly pursuant to Section 6.7, is to be delivered prior to the end of the third Business Day of the following week; all in such detail as shall be reasonably satisfactory to the Agent. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement."

          "`Commitment' means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of Amendment No. 4 to this Agreement dated as of July 2, 1998 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3 or Section 2.1(b) and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders."

          "`Excluded Property' means Real Estate (and any fixtures and intangible property (such as permits, maintenance contracts, blueprints and designs) which are in each case directly and specifically related to the particular parcel of Real Estate if covered by a mortgage of such Real Estate), the Revenue Equipment and stock of Subsidiaries of the Borrower existing as of the Closing Date other than the 65% of the stock of Canadian Freightways Limited pledged to the Agent for the benefit of the Lenders pursuant to the Stock Pledge Agreement."

          "`Triggering Event' means the occurrence of any one of the following events: (a) an Event of Default,
     (b) Availability is $25,000,000 or less, (c) the average daily Dollar amount of Revolving Loans outstanding for the immediately preceding thirty (30) day period exceeds $20,000,000, or (d) the aggregate
     Dollar amount of Revolving Loans outstanding on any date exceeds $25,000,000."

    1.2 Deletion of Definitions. Each of the following definitions set forth in Section 1.1 of the Loan Agreement is hereby deleted:

          "Applicable Margin"
          "Appraised Value of Revenue Equipment"
          "Eligible Revenue Equipment"
          "Eligible Revenue Equipment Value"
          "Fixed Charge Coverage Ratio"
          "Maximum Revolver Equipment Advance"
          "Revenue Equipment Advance Rate"

    1.3    Amendment to Section 2.1 - Credit Facility.
Section 2.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "2.1   Credit Facility.  Subject to all of the
     terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $150,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit, as described in Sections 2.2 and 2.3."

     1.4    Amendment to Section 3.1(a) - Interest Rate on
Revolving Loans. The fourth sentence of Section 3.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:
     (i) for all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate minus one-quarter of one percent (0.25%), and (ii) for all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus seven-eighths of one percent (0.875%)."

    1.5    Amendment to Section 3.5 - Unused Line Fee.
The first sentence of Section 3.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "3.5 Unused Line Fee. Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee (the "Unused Line Fee") equal to one-quarter of one percent (0.25%) per annum on the average daily amount by which the Total Facility exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date."

    1.6    Amendment to Section 3.6 - Letter of Credit
Fee.  The first sentence of Section 3.6 of the Loan
Agreement is hereby amended and restated to read in its entirety as follows:

          "3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to seven-eighths of one percent (0.875%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit."

     1.7    Amendment to Section 4.2 - Termination of
Facility. Section 4.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

         "4.2   Termination of Facility.  The Borrower may
     terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment in full in cash of all other Obligations together with accrued interest thereon, and (c) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.5."

     1.8    Amendment to Section 6.2(b) - Perfection and
Protection of Security Interests - Revenue Equipment.
Section 6.2(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(b) Intentionally Omitted."

     1.9    Amendment to Section 6.5 - Appraisals.
Section 6.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "6.5 Intentionally Omitted."

     1.10 Amendment to Section 6.7 - Collateral Reporting.
Section 6.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:

              (a)    if the daily average Availability for
     the preceding month is $25,000,000 or less or if a Default or Event of Default arising under Section 9.21,
     Section 9.22 or Section 9.23 has occurred and is continuing, on a weekly basis, a Borrowing Base Certificate and, at the same time, such supporting documentation as the Agent may request;

              (b)    on a monthly basis, as of the end of
     each month, and received by the end of the 20th day of the following month, a Borrowing Base Certificate and, at the same time, such supporting documentation as the Agent may request;

              (c)    on a monthly basis, as of the end of
     each month, and received by the Agent no later than the 20th day of the following month, an aging of the Borrower's Accounts, together with a reconciliation to the Borrower's general ledger, and the Borrower's computation of ineligible Accounts and reserves against Availability, certified as accurate and correct by a Responsible Officer of the Borrower;

              (d)    on a monthly basis, as of the end of
     each month, and received by the Agent no later than the 20th day of the following month, an aging or open item listing of all Borrower's accounts payable to the fifteen Account Debtors with the highest amount of Accounts owed to the Borrower; provided that such accounts payable information shall not be required with respect to the Account Debtors to which the Borrower is indebted in an amount not in excess of $50,000;

              (e)    such other reports as to the
     Collateral of the Borrower as the Agent shall reasonably request from time to time; and

              (f)    with the delivery of each of the
     foregoing, a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing.

          If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. Any report required to be delivered pursuant to this Section 6.7 on a day that is not a Business Day may be delivered on the next Business Day after such report was due."

     1.11 Amendment to Section 6.10 - Equipment.  Section
6.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "6.10  Equipment.

              (a)    The Borrower represents and warrants
     to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. The Borrower shall keep and maintain its Equipment in good operating condition and repair
     (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

              (b)    The Borrower shall promptly inform
     the Agent of any material additions to or deletions from the Equipment (other than Excluded Property). The Borrower will not, without the Agent's prior written consent, alter or remove any identifying manufacturers serial number, vehicle identification number or similar symbol or number on any of the Borrower's Equipment consisting of Collateral.

              (c)    The Borrower shall not, without the
     Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrower's Equipment (other than Excluded Revenue Equipment); provided, however, that the Borrower may dispose of Included Revenue Equipment as permitted by Section 6.10(d), and may dispose of obsolete or unusable Equipment other than Included Revenue Equipment which is obsolete or unusable and has a book value no greater than $2,000,000 in the aggregate in any Fiscal Year, or $6,000,000 in the aggregate during the term of this Agreement, without the Agent's consent.

              (d)    The Borrower shall not, without the
     Agent's prior written consent, sell, lease as a lessor or otherwise dispose of any Included Revenue Equipment; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower may dispose of Included Revenue Equipment having an orderly liquidation value no greater than $4,000,000 in the aggregate in any month and no greater than $16,000,000 in the aggregate in any Fiscal Year, if such dispositions are made in the ordinary course of the Borrower's business and consistent with the Borrower's past practice."

     1.12 Amendment to Section 9.21- Capital Expenditures.
Section 9.21 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.21 Capital Expenditures. None of the Loan Parties shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (net of proceeds from sales of fixed assets) by the Loan Parties on a consolidated basis would exceed $30,000,000 for Fiscal Year 1997 or $100,000,000 for each Fiscal Year thereafter until the Stated Termination Date; provided, however, that up to $15,000,000 of unused permitted Capital Expenditures in a given Fiscal Year may be carried over to the following Fiscal Year."

     1.13 Amendment to Section 9.22 - Adjusted Net Earnings.
Section 9.22 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.22 Adjusted Net Earnings. The Parent, the Borrower and their Subsidiaries on a consolidated basis will not permit the Adjusted Net Earnings for the fiscal period specified below, measured at the end of each fiscal quarter on a Fiscal Year to date basis for 1997 and on a rolling four quarter basis thereafter, to be less than the amount set forth below opposite such fiscal quarter:

                Period                   Amount

              March 1997               $5,000,000

               June 1997               $15,000,000

            September 1997             $27,000,000

             December 1997             $40,000,000

              March 1998               $43,000,000

               June 1998               $50,000,000

            September 1998             $52,000,000

             December 1998             $55,000,000

              March 1999               $54,000,000

               June 1999               $56,000,000

            September 1999             $58,000,000

           December 1999 and           $60,000,000
              thereafter

     1.14 Amendment to Section 9.23 - Adjusted Tangible Net
Worth. Section 9.23 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.23 Adjusted Tangible Net Worth. The Parent, the Borrower and their Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth calculated without regard to the increase, not to exceed $10,000,000 (after giving effect to income taxes), in the worker's compensation accrual reserve over and above the level of such reserve reflected in the Latest Projections dated September 9, 1996 and delivered to the Agent, to be less than the following amounts:

                Period                   Amount

             December 1996            $210,000,000

          March 1997 through          $195,000,000
             December 1997

              March 1998              $190,000,000

           June 1998 through          $220,000,000
            September 1998

           December 1998 and          $225,000,000
              thereafter

     1.15 Amendment to Section 9.24 - Fixed Charge Coverage
Ratio. Section 9.24 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.24  Intentionally Omitted."

     1.16 Amendment to Section 13.2(h) - Amendments and
Waivers. Section 13.2(h) of the Loan Agreement (which relates to definitions which cannot be amended without the consent of each Lender) is hereby amended and restated to delete references to definitions which have been deleted, and shall read in its entirety as follows:

          "(h) increase the "Account Advance Rate," "Maximum
     Revolver Amount," "Total Facility" or "Unused Letter of
     Credit Facility"."

     1.17 Amendment of Borrowing Base Certificate.  Exhibit
A of the Loan Agreement is hereby amended and restated and shall read in its entirety as Exhibit A attached hereto.

                          ARTICLE 2
               REPRESENTATIONS AND WARRANTIES

     Each Loan Party warrants and represents to the Agent and the Lenders that:

     2.1    Representations and Warranties True and
Correct. The representations and warranties contained in the Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and except with respect to Schedules 8.3, 8.5, 8.9, 8.15, 8.17, 8.18, 8.29 and 8.32 to the Loan Agreement to the extent that the Borrower has submitted to the Agent, the L/C Issuer and each Lender an update thereto.

     2.2 No Default or Event of Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.

                          ARTICLE 3
              CONSENT TO RELEASE OF COLLATERAL

    3.1 Consent to Release of Revenue Equipment Collateral. By its signature below, each Lender consents to the release of all Collateral which consists of Revenue Equipment and authorizes and directs the Agent to release such Collateral and take all actions necessary in connection therewith and reasonably incidental thereto.

                          ARTICLE 4
                        MISCELLANEOUS

     4.1 Effective Date. This Amendment shall be effective as of the date when the Agent has received a duly executed counterpart of this Amendment from each of the parties to the Loan Agreement; provided that the changes to the pricing terms contained in Sections 1.3, 1.4, 1.5 and
1.6 of this Amendment shall be effective on July 1, 1998.

     4.2    Governing Law.  This Amendment shall be
interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of California.

     4.3 Counterparts. This Amendment may be executed in any number of counterparts, and by the Agent, the L/C Issuer, each Lender, the Borrower, Parent, Leland and Redwood in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                                "BORROWER"

                                Consolidated Freightways
                                Corporation of Delaware, a
                                Delaware corporation


                                By: /s/David F. Morrison
                                Name: David F. Morrison
                                Title: Executive Vice President
                                and CFO



                                "PARENT"

                                Consolidated Freightways
                                Corporation, a Delaware
                                corporation


                                By: /s/David F. Morrison
                                Name: David F. Morrison
                                Title: Executive Vice President
                                and CFO



                                "LELAND"

                                Leland James Service
                                Corporation, a Delaware
                                corporation


                                By: /s/David F. Morrison
                                Name: David F. Morrison
                                Title: Executive Vice President
                                and CFO



                                "REDWOOD"

                                Redwood Systems, Inc., a Delaware
                                corporation


                                By: /s/David F. Morrison
                                Name: David F. Morrison
                                Title: Executive Vice President
                                and CFO



                                "AGENT"

                                BankAmerica Business Credit,
                                Inc., as the Agent


                                By: /s/Gary P. Riley
                                Name: Gary P. Riley
                                Title: Vice President



                                "LENDERS"

Commitment:  $63,333,333.34     BankAmerica Business Credit,
                                Inc., as a Lender


                                By: /s/Gary P. Riley
                                Name: Gary P. Riley
                                Title: Vice President



Commitment:  $23,333,333.33     NationsBank of Texas, N.A., as a
                                Lender


                                By: /s/Stacy Wills
                                Name: Stacy Wills
                                Title: Assistant Vice President



Commitment:  $13,333,333.33     Credit Agricole Indosuez, as a
                                Lender


                                By: /s/Marcy Lyons
                                Name: Marcy Lyons
                                Title: First Vice President



Commitment:  $23,333,333.33     Transamerica Business Credit
                                Corporation, as a Lender


                                By: /s/Robert L Heinz
                                Name: Robert L. Heinz
                                Title: Senior Vice President



Commitment:  $16,666,666.67     Congress Financial Corporation
                                (Western), as a Lender


                                By: /s/Gregg Corey
                                Name: Gregg Corey
                                Title: Vice President



Commitment:  $10,000,000.00     PNC Bank, National Association,
                                as a Lender


                                By:/s/ Michael Shover
                                Name: Michael Shover
                                Title: Bank Officer



                                "L/C ISSUER"

                                NationsBank of Texas, N.A., as
                                L/C Issuer


                                By: /s/Stacy Wills
                                Name: Stacy Wills
                                Title:  Assistant Vice President